Exhibit 10.11

Termination Agreement

Party A: The9 Computer Technology Consulting (Shanghai) Co., Ltd.

Party B: Hui Ling Computer Technology Consulting (Shanghai) Co., Ltd.

Party C: Shanghai The9 Information Technology Co., Ltd.

This agreement was signed by Party A, Party B and Party C in Pudong New District, Shanghai, China on May 1st, 2019.

WHEREAS:

1.	Party A and Party C signed an "Exclusive Technical Service Agreement" (the "Original Exclusive Technical Service Agreement") on December 15, 2010, stipulating that Party A shall provide Party C with exclusive technical services related to Party C's business;

2.	Due to business adjustment needs, Party B and Party C intend to sign an "Exclusive Technical Service Agreement" (the "New Exclusive Technical Service Agreement") and Party B shall provide exclusive technical support services to Party C. Cooperation between Party A and Party C regarding technical services shall be terminated.

The Parties (Party A, Party B, and Party C shall collectively hereinafter referred to as the “Parties") have reached the following agreements on the termination of rights and obligations under the Original Exclusive Technical Service Agreement:

1.	Party A and Party C hereby irrevocably agree and confirm that the Original Exclusive Technical Service Agreement will be terminated from the date of signing this agreement and will no longer be legally binding on both parties. Both parties no longer enjoy rights under the Original Exclusive Technical Service Agreement and no longer need to perform obligations under the original controlling documents.

2.	Party A and Party C confirm that neither party may file any past or future claims regarding termination of the Original Exclusive Technical Service Agreement and all previous obligations shall be deemed to have been fully performed by both parties.

3.	After effectiveness of this Agreement, creditor's rights and debts in connection with technical service cooperation between Party B and Party C shall be settled by Party B and Party C in accordance with the New Exclusive Technical Service Agreement signed in a due course.

4.	Each party undertakes and warrants that signing and execution of obligations and transactions under this agreement have or will be fully authorized; signing and performance of this agreement does not violate, or conflict with, any of the terms of the Company's articles of association or other organizational documents; Party has obtained all third-party consents or authorizations, government approvals, permits or filing (if necessary) to conduct transactions under this agreement. Any material agreement or contract between the Party and any other entity will not be terminated as a result of signing or performance of this agreement and will not be materially affected by this agreement.

5.	Any disputes arising from this agreement, if cannot be settled through negotiation, in its first instance shall be submitted to the jurisdiction of the People's Court in Shanghai Pudong New District.

6.	This Agreement shall be made in three copies and shall become effective on the date of signature and seal by the Parties.

(Remainder of page intentionally left blank.)

(This is the signature page of the Termination Agreement)

Party A: The9 Computer Technology Consulting (Shanghai) Co., Ltd.

(stamp)

sign:	/s/ Wei Ji

Name:	Wei Ji

Position: legal representative

Party B: Hui Ling Computer Technology Consulting (Shanghai) Co., Ltd.

(stamp)

sign:	/s/ Wei Ji

Name:	Wei Ji

Position: legal representative

Party C: Shanghai The9 Information Technology Co., Ltd.

(stamp)

sign:	/s/ Wei Ji

Name:	Wei Ji

Position: legal representative